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                                                               EXHIBIT (D) (III)

                           GROWTH AND INCOME PORTFOLIO
                                       OF
                          ENTERPRISE ACCUMULATION TRUST

                          PORTFOLIO MANAGER'S AGREEMENT

                  THIS AGREEMENT, made the 1st day of May 2003, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation, (hereinafter referred to as the "Adviser"), and UBS Global Asset Management (Americas) Inc., a Delaware corporation, (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

         (A) The Adviser has entered into an Investment Adviser's Agreement dated as of May 1, 1993 with the Fund (the "Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolio of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

         (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Growth and Income Portfolio of the Fund (the "Growth and Income Portfolio") securities investment advisory services for that Portfolio.

WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

         (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Fund, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

         (2) The Portfolio Manager shall furnish the Growth and Income Portfolio advice with respect to the investment and reinvestment of the assets of the Growth and Income Portfolio, or such portion of the assets of the Growth and Income Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Portfolio as set forth in the Fund's most recent Registration Statement.

         (3) The Portfolio Manager shall maintain all books and records with respect to the Growth and Income Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and shall render to the Fund's Board of Trustees such periodic and special reports as the Fund's Board of Trustees may reasonably request. The Portfolio Manager shall timely furnish to the Adviser all information relating to the Portfolio Manager's services under this Agreement needed by the Adviser to keep the other

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books and records of the Growth and Income Portfolio required by Rule 31a-1 under the 1940 Act. The Portfolio Manager agrees that all records that it maintains on behalf of the Growth and Income Portfolio are property of the Growth and Income Portfolio and the Portfolio Manager will surrender promptly to the Growth and Income Portfolio any of such records upon the Growth and Income Portfolio's request; provided, however, that the Portfolio Manager may retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement. The Portfolio Manager shall perform a monthly reconciliation of the Growth and Income Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

         (4) The Portfolio Manager shall perform a monthly reconciliation of the Fund to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holding or valuation to the attention of the Adviser.

         (5) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Fund in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the portfolios.

         (6) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the portfolios, as set forth in the Fund's prospectus.

         (7)(a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the Growth and Income Portfolio managed by the Portfolio Manager during such month (that is, 0.30 of 1% per year) for the first $100,000,000 of assets under management; a sum equal to
0.0208 of 1% of the average of the daily closing net asset value of the Fund during such month (that is, 0.25% per year) for the next $100,000,000; and a sum equal to 0.0167 of 1% of the average of the daily closing net asset value of the Growth and Income Portfolio during such month (that is, 0.20 of 1% per year) for assets in excess of $200,000,000.

         (7)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

         (7)(c) For the purposes of this Paragraph 6, the daily closing net asset values of the Fund shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Growth and Income Portfolio's shares.

         (8) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. The Portfolio Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other


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managed accounts, provided that when the Portfolio Manager purchases or sells securities of the same issuer on behalf of two or more advisory clients the available securities will be allocated in a manner believed by the Portfolio Manager to be equitable to each client.

         (9) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Fund or the Adviser or to any shareholder or shareholders of the Fund, the Fund or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

         (10) The Portfolio Manager represents that it has, in accordance with Rule 17j-1 under the Investment Company Act of 1940 ("Investment Company Act"), adopted a Code of Ethics that includes procedures designed to prevent investment professionals, including those who are responsible for managing the portfolio of the Growth and Income Portfolio, from engaging in any personal investing activity that may operate to defraud Portfolio Managers' mutual fund clients.

         (11) In connection with the management of the investment and reinvestment of the assets of the Growth and Income Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Growth and Income Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Fund securities for the Growth and Income Portfolio. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Growth and Income Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the oversight of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Growth and Income Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of funds of the Fund.

         (12) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment.

         (13) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until May 1, 2004, and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         (14) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and Trustees and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection


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therewith), arising by reason of any matter to which this Portfolio Manager's
Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

                  The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its Trustees and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

         (15) The Adviser agrees that no marketing materials that include a reference to the Portfolio Manager will be used by the Adviser with respect to the Portfolio unless first provided to the Adviser by the Portfolio Manager or unless the Adviser has obtained the Portfolio Manager's prior written approval.

         (16) Except as otherwise provided in paragraph 14 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

         (17) In the event of a change in control that results in an assignment as defined by the Investment Company Act of 1940, the Portfolio Manager agrees to notify the parties within a reasonable period of time.

         (18) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

         (19) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Fund Manager:

                           UBS Global Asset Management (Americas) Inc.
                           51 West 52nd Street
                           New York, NY  10019
                           Attn: Amy Doberman, General Counsel

by the Adviser:            Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450


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                           Atlanta, GA  30326-1022
                           Attn: Herbert M. Williamson

by the Fund:               Enterprise Accumulation Trust c/o Enterprise Capital
                           Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022
                           Attn: Catherine R. McClellan

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

         (20) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

         (21) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Growth and Income Portfolio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and attested, as of the date first above written.



                                       ENTERPRISE ACCUMULATION TRUST



ATTEST:                                By:
       ------------------------           --------------------------------------
              Secretary                   Victor Ugolyn
                                          Chairman, President & Chief Executive
                                          Officer



                                       ENTERPRISE CAPITAL MANAGEMENT, INC.



ATTEST:                                By:
       ------------------------           --------------------------------------
              Secretary                   Victor Ugolyn
                                          Chairman, President & Chief Executive
                                          Officer



                                       UBS GLOBAL ASSET MANAGEMENT
                                         (AMERICAS) INC.


ATTEST:                                By:
       ------------------------           --------------------------------------
Name:                                  Name:
     --------------------------             ------------------------------------
                                       Title:
                                             -----------------------------------


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